Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

May 20, 2022

AEA-Bridges Impact Corp.

PO BOX 1093, Boundary Hall

Cricket Square, Grand Cayman,

Cayman Islands KY1-1102

LiveWire Group, Inc.

1209 Orange Street

Wilmington, New Castle

County, Delaware 19801

Ladies and Gentlemen:

We have acted as special legal counsel to AEA-Bridges Impact Corp., an exempted company incorporated in the Cayman Islands with limited liability (“ABIC”) and LiveWire Group, Inc., a Delaware corporation (“HoldCo”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 7, 2022, as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated December 12, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among ABIC, Harley-Davidson, Inc., a Wisconsin corporation (“H-D”), HoldCo, LW EV Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and LiveWire EV, LLC, a Delaware limited liability company (“LiveWire”).

In connection with the Business Combination, (a) at least one day prior to the effectiveness of the merger of Merger Sub with and into ABIC, with ABIC surviving the merger as a wholly owned direct subsidiary of HoldCo (the “Merger”), ABIC will change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (“Domesticated ABIC”) (the “Domestication”), and, as a result, (i) all outstanding Class A ordinary shares of ABIC, par value $0.0001 per share, (the “Class A Ordinary Shares”), and Class B ordinary shares of ABIC, par value $0.0001 per share, (the “Class B Ordinary Shares”)

Austin	Bay Area	Beijing	Boston	Brussels	Chicago	Dallas	Hong Kong	Houston	London	Los Angeles	Munich	Paris	Salt Lake City	Shanghai	Washington, D.C.

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

(the Class A Ordinary Shares and Class B Ordinary Shares, collectively, the “ABIC Shares”) will convert into shares of Class A common stock of Domesticated ABIC, par value $0.0001 per share, (the “Domesticated ABIC Common Stock”), (ii) each outstanding warrant included in the units sold in ABIC’s initial public offering (the “ABIC Units”), exercisable for one Class A Ordinary Share at a price of $11.50 per share (the “Public Warrants”) and each outstanding warrant exercisable for one Class A Ordinary Share at a price of $11.50 per share sold to AEA-Bridges Impact Sponsor LLC simultaneously with the closing of ABIC’s initial public offering in a private placement at a price of $1.00 per warrant (the “Private Placement Warrants”) (the Public Warrants and the Private Placement Warrants, collectively, the “ABIC Warrants”) will each convert into a warrant to acquire one share of Domesticated ABIC Common Stock at an exercise price of $11.50 per share of Domesticated ABIC Common Stock (a “Domesticated ABIC Warrant”) and (iii) each issued and outstanding ABIC Unit that has not been previously separated into the underlying Class A Ordinary Share and underlying ABIC Warrant upon the request of the holder thereof will be canceled and will entitle the holder thereof to one share of Domesticated ABIC Common Stock and one-half of one Domesticated ABIC Warrant; (b) on the day of and prior to the Closing, H-D and LiveWire will consummate the separation of the LiveWire business and the other transactions contemplated by the separation agreement into which H-D and LiveWire will enter on the day of the Closing; (c) on the day of and prior to the Closing, the Merger will occur, and as a result (i) each share of Domesticated ABIC Common Stock will be converted on a one-for-one basis into shares of common stock of HoldCo, par value $0.0001 per share, (the “HoldCo Common Stock”) and (ii) each Domesticated ABIC Warrant will convert into a warrant that represents the right to acquire shares of HoldCo Common Stock (a “HoldCo Warrant”); and (d) ElectricSoul, LLC (the “Company Equityholder”) will contribute to HoldCo all of the membership interests of LiveWire (the “Company Equity”) in exchange for the issuance to the Company Equityholder of 161 million shares of HoldCo Common Stock and the right to receive up to an additional 12.5 million shares of HoldCo Common Stock in the future.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of (a) 80,500,000 shares of Domesticated ABIC Common Stock, consisting of (i) 40,000,000 shares to be issued to holders of Class A Ordinary Shares, (ii) 10,000,000 shares to be issued to holders of Class B Ordinary Shares and (iii) 30,500,000 shares to be issued upon the exercise of the Domesticated ABIC Warrants (the “Domesticated ABIC Warrant Shares”); (b) 30,500,000 Domesticated ABIC Warrants; (c) 254,000,000 shares of HoldCo Common Stock, consisting of (i) 50,000,000 shares to be issued in exchange for shares of Domesticated ABIC Common Stock, (ii) 161,000,000 shares to be issued to the Company Equityholder in respect of the Company Equity (the “Company Equityholder HoldCo Shares”), (iii) 12,500,000 shares that may be issued as contingent consideration in the Business Combination pursuant to the Business Combination Agreement (the “Company Equityholder HoldCo Earnout Shares”) and (iv) 30,500,000 shares issuable upon exercise by holders of Domesticated ABIC Warrants following the Domestication (the “HoldCo Warrant Shares”); and (d) 30,500,000 HoldCo Warrants.

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

In connection with the preparation of this opinion, we have, among other things, read:

(a)	a copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(b)	the Registration Statement;

(c)

the Certificate of Incorporation of Domesticated ABIC, to be filed with the Delaware Secretary of State, in the form filed as Exhibit 3.1 to the Registration Statement (the “Domesticated ABIC Certificate of Incorporation”);

(d)

the Certificate of Incorporation of HoldCo, to be filed with the Delaware Secretary of State, in the form filed as Exhibit 3.3 to the Registration Statement (the “HoldCo Certificate of Incorporation”);

(e)	the form of proposed bylaws of Domesticated ABIC, in the form filed as Exhibit 3.2 to the Registration Statement;

(f)	the form of proposed bylaws of HoldCo, in the form filed as Exhibit 3.4 to the Registration Statement;

(g)	a copy of the ABIC Warrant Agreement, by and between ABIC and Continental Stock Transfer & Trust Company, as transfer agent, dated October 1, 2020 (the “ABIC Warrant Agreement”);

(h)	the Specimen Common Stock Certificate of HoldCo, in the form filed as Exhibit 4.1 to the Registration Statement;

(i)	the Specimen Warrant Certificate of HoldCo, in the form filed as Exhibit 4.2 to the Registration Statement;

(j)	the form of proposed certificate of merger of ABIC and Merger Sub, to be filed with the Delaware Secretary of State, in connection with the Merger; and

(k)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than HoldCo). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of ABIC and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

1.

Upon (i) the effectiveness of the Domestication and (ii) the filing of the Domesticated ABIC Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, the issued and outstanding ABIC Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Domesticated ABIC Common Stock.

2.

Upon (i) the effectiveness of the Domestication and (ii) the filing of the Domesticated ABIC Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, each issued and outstanding Domesticated ABIC Warrant will be a valid and binding obligation of Domesticated ABIC, enforceable against Domesticated ABIC, in accordance with its terms under the laws of the State of New York.

3.

Upon (i) the effectiveness of the Domestication, (ii) the filing of the Domesticated ABIC Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware and (iii) the exercise by the holders of the ABIC Warrants and the payment of the exercise price for the ABIC Warrants pursuant to the ABIC Warrant Agreement, the Domesticated ABIC Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

4.

Upon (i) the effectiveness of the Merger and (ii) the filing of the HoldCo Certificate of Incorporation with the Secretary of State of the State of Delaware, the issued and outstanding shares of Domesticated ABIC Common Stock will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of HoldCo Common Stock.

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

5.

Upon (i) the effectiveness of the Merger and (ii) the filing of the HoldCo Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company Equityholder Holdco Shares will be duly authorized, validly issued, fully paid and non-assessable shares of HoldCo Common Stock.

6.

Upon (i) the effectiveness of the Merger, (ii) the filing of the HoldCo Certificate of Incorporation with the Secretary of State of the State of Delaware and (iii) the occurrence of certain triggering events as described in the Registration Statement, the Company Equityholder HoldCo Earnout Shares will be duly authorized, validly issued, fully paid and non-assessable shares of HoldCo Common Stock.

7.

Upon (i) the effectiveness of the Merger and (ii) the filing of the HoldCo Certificate of Incorporation with the Secretary of State of the State of Delaware, each issued and outstanding HoldCo Warrant will be a valid and binding obligation of HoldCo, enforceable against HoldCo, in accordance with its terms under the laws of the State of New York.

8.

Upon (i) the effectiveness of the Merger, (ii) the filing of the HoldCo Certificate of Incorporation with the Secretary of State of the State of Delaware and (iii) the exercise by the holders of the HoldCo Warrants and the payment of the exercise price for the HoldCo Warrants pursuant to the ABIC Warrant Agreement, the HoldCo Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)

prior to effecting the Domestication and prior to the issuance of securities by Domesticated ABIC, (i) the shareholders of ABIC will have approved, among other things, the Domestication and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

(b)

the current draft of the Domesticated ABIC Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the Delaware General Corporation Law ( the “DGCL”), that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Domesticated ABIC Certificate of Incorporation will be, filed by or in respect of ABIC with the Delaware Secretary of State and that ABIC will pay all fees and other charges required to be paid in connection with the filing of the Domesticated ABIC Certificate of Incorporation;

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

(c)

the current draft of the HoldCo Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Domesticated ABIC Certificate of Incorporation, has been, or prior to the filing of the HoldCo Certificate of Incorporation will be, filed by or in respect of Domesticated with the Delaware Secretary of State and that Domesticated ABIC will pay all fees and other charges required to be paid in connection with the filing of the HoldCo Certificate of Incorporation; and

(d)

in rendering this opinion, we have relied upon the opinion of Maples and Calder (Cayman) LLP, dated September 23, 2020, filed as Exhibit 5.2 to the registration statement on Form S-1 initially filed on September 14, 2020.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP